UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 Commerce Way
East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 11, 2014, the Board of Directors of Astronics Corporation (the “Company” or “Astronics”) appointed Nancy L. Hedges, age 40, as Principal Accounting Officer of the Company. Prior to joining Astronics, Ms. Hedges served as Director of Accounting and External Reporting at Dayco, LLC (formerly known as Mark IV Industries, Inc.) from May 2008 to November 2014. Dayco LLC’s principal business consists of the manufacture and distribution of belts, tensioners, hoses, pulleys and hydraulics equipment for the automotive, trucking, construction, agricultural, ATV, snowmobile and industrial markets. Ms. Hedges’ previous accounting experience also includes over twelve years with PricewaterhouseCoopers LLP in its Accounting and Business Advisory Services division.

There is no arrangement or understanding between Ms. Hedges and any other person pursuant to which she was selected as an officer of Astronics Corporation and there are no family relationships between Ms. Hedges and any of the Company’s directors or executive officers. There are no transactions to which Astronics Corporation is a participant and in which Ms. Hedges has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: December 16, 2014	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial
Officer